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                                                                     Exhibit 3.7



                            ARTICLES OF INCORPORATION

                                       OF

                        MONTEREY HOMES CONSTRUCTION, INC.

         FIRST:   The name of this corporation is MONTEREY HOMES
CONSTRUCTION, INC.

         SECOND: The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time. The character of business which the corporation initially intends actually to conduct in the State of Arizona is the acquisition of real property and development of real property as homes and residential communities.

         THIRD: The aggregate number of shares that the corporation shall have authority to issue is one thousand (1000) common shares, all of which shares shall be of a single class.

         FOURTH: The name and address of the initial statutory agent of the corporation is C T Corporation System, 3225 N. Central Avenue, Suite 1601, Phoenix, Arizona 85012. The street address of the initial known place of business of the corporation in Arizona is 6613 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85250.

         FIFTH: The number of directors constituting the initial board of directors of the corporation is four (4). The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified, are:

             Name                                Address

             William W. Cleverly        6613 North Scottsdale Road, Suite 200
                                        Scottsdale, Arizona 85250

             Steven J. Hilton           6613 North Scottsdale Road, Suite 200
                                        Scottsdale, Arizona 85250

             Robert Sarver              402 W. Broadway, Suite 1290
                                        San Diego, California 92101

             C. Timothy White           500 Viad Corporate Center
                                        1850 N. Central Avenue
                                        Phoenix, Arizona 85004


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The number of persons to serve on the board of directors thereafter shall be fixed by the bylaws of the corporation.

         SIXTH: The name and address of the incorporator is Larry W. Seay, 6613
N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85250.

         SEVENTH: The liability of a director or former director to the corporation or its shareholders shall be eliminated to the fullest extent permitted by Section 10-202.B.1 of the Arizona Revised Statutes.

         If the Arizona Business Corporation Act is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by Arizona Business Corporation Act, as amended.

         Any repeal or modification of this Article Seventh shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

         The provisions of this Article Seventh shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article Seventh.

         DATED:            March 13, 1997



                                            ________________________________
                                            Larry W. Seay, Incorporator



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                                STATE OF ARIZONA
                            ACCEPTANCE OF APPOINTMENT

                               AS STATUTORY AGENT

                                       OF

                       MONTEREY HOMES CONSTRUCTION, INC.,

                             AN ARIZONA CORPORATION

To:      Arizona Corporation Commission
         Incorporating Division
         1300 West Washington
         Phoenix, Arizona  85007

                  Please be advised that C T Corporation System, a Delaware corporation doing business in Arizona, and located at 3225 N. Central Avenue, Suite 1601, Phoenix, Arizona 85012, hereby accepts and acknowledges its appointment as statutory agent for service of process upon Monterey Homes Construction, Inc., an Arizona corporation, and consents to act in that capacity until removal or resignation.

                  The undersigned hereby certifies that it has been a corporation in good standing in the State of Arizona for a period in excess of three years.

                  DATED this_________day of____________, 1997.



                                   C T CORPORATION SYSTEM



                                   By_______________________________________

                                   Its______________________________________